Exhibit 10.19

AMENDMENT TO LEASE

(1730 Technology Drive, San Jose, CA)

THIS AMENDMENT TO LEASE (this “Amendment”) is dated for reference purposes as of May 19, 2014, by and between SI 55, LLC, a California limited liability company (“Landlord”) and QuantumScape Corporation, a Delaware corporation (“Tenant”). Landlord and Tenant may each be referred to in this Amendment individually as a “Party”, and collectively as the “Parties.”

RECITALS

A. Landlord and Tenant entered into that certain Lease dated as of May 31, 2013 (the “Original Lease”) for those Premises located at 1730 Technology Drive, San Jose, California and more particularly described in the Original Lease.

B. The total amount of the Work Allowance determined pursuant to the Original Lease is One Million One Hundred Seventy Two Thousand Seven Hundred Twenty Nine Dollars ($1,172,729). Pursuant to the terms and conditions of the Lease, the Work Allowance is required to be used solely for Work Allowance Alterations. Tenant requested that Landlord perform additional work at Tenant’s cost (the “Additional Landlord Work”), and that the cost of such work, which totals Six Hundred Eighty Two Thousand Four Hundred Nineteen Dollars ($682,419), be paid for from the Work Allowance. Landlord is agreeable to paying for the Additional Landlord Work from the Work Allowance, on the terms and conditions described in this Amendment.

C. Tenant completed work constituting Work Allowance Alterations, the cost of which, in the amount of Six Hundred Seventy Six Thousand Four Hundred Seventy Six Dollars ($676,476), was paid for by Tenant to the parties entitled to such payment.

D. The Parties therefore desire to amendment Original Lease on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, Landlord and Tenant, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Original Lease.

2. Amendment Effective Date. This Amendment shall be effective when it has been signed by Landlord and Tenant (the date of full execution being the “Amendment Effective Date”).

3. Work Allowance. The Parties agree that the cost of the Additional Landlord Work, in the amount of Six Hundred Eighty Two Thousand Four Hundred Nineteen Dollars ($682,419), shall be paid for from the Work Allowance. To the extent any portion of such cost has already been paid by Landlord to the third party entitled to payment, the amount paid by Landlord shall be reimbursed to

Landlord. The remaining balance of the Work Allowance, which the Parties agree totals Four Hundred Ninety Thousand Three Hundred Ten Dollars ($490,310) (the “Work Allowance Balance”), shall be paid to Tenant not later than fifteen (15) days after the Amendment Effective Date for the Work Allowance Alterations described in Recital C of this Amendment above, in full satisfaction of Landlord’s obligation to pay a Work Allowance under the Lease. The cost of any Work Allowance Alterations in excess of the Work Allowance Balance shall be borne solely by Tenant.

4. 2nd Floor Work. Not later than twenty four (24) months after the Amendment Effective Date, Tenant shall cause the entire 2nd floor of the Building to be built out at Tenant’s sole cost with standard open office improvements consistent in quality, fit and finish to the other open office areas within the Building, all as reasonably determined and approved by Landlord. All such work shall be subject to the requirements of the Lease relating to Alterations, except that Landlord shall have no obligation to pay for any portion of the cost of such work.

5. Effect of Amendment. Except as otherwise revised by this Amendment, all terms and conditions of the Original Lease shall remain in full force and effect. To the extent of any conflict between the terms of this Amendment and the terms of the Original Lease, the terms of this Amendment shall control. This Amendment may be executed in counterparts, each of which shall be deemed an original, and together shall constitute one and the same document. Signatures to this Amendment created by the signer by electronic means and/or transmitted by telecopy or other electronic transmission shall be treated as original signatures and shall be valid and effective to bind the party so signing. The caption and section headings of this Amendment are inserted for convenience of reference only and shall in no way define, describe or limit the scope or intent of this Amendment or any of its provisions. From and after the Amendment Effective Date, “Lease” as used in the Original Lease shall mean the Original Lease, as amended by this Amendment.

(Signatures begin on next page)

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered in their name and on their behalf as of the dates set forth below.

LANDLORD:			TENANT:

SI, 55, LLC, a California limited liability company			QuantumScape Corporation a Delaware corporation

By:	Sobrato Interests 3,
	a California limited partnership		By:	/s/ Ita Brennan
Its:	Sole Member		Its:	CFO

	By:	Sobrato Development Companies, LLC,	Dated:	6/3/2014
a California limited liability company
	Its:	General Partner	By:
Its:

	By:	/s/ John Michael	Dated: , 2014
John Michael Sobrato
	Its:	Manager

Dated: 6/5 , 2014